**PRESS RELEASE**

Contact:

Randall E. Black
President and Chief Executive Officer
(724) 225-2400

Citizens Financial Services, Inc. Announces Revised Final Stock/Cash Merger Consideration Election and Allocation Results Relating to
The First National Bank of Fredericksburg Acquisition

Mansfield, PA; December 14, 2015.  Citizens Financial Services, Inc. (“Citizens”) (OTC Pink “CZFS”), the holding company for First Citizens Community Bank (“FCCB”), announced today revised merger consideration election and allocation results relating to its acquisition of The First National Bank of Fredericksburg (“FNB”), which closed effective December 11, 2015.

In accordance with the merger agreement, FNB stockholders were permitted to elect to receive either $630.00 in cash, 12.6000 shares of Citizens common stock or a combination of cash and shares of Citizens common stock for each share of FNB common stock owned, subject to proration and allocation to ensure that 75% of the shares of FNB common stock outstanding at closing were exchanged for shares of Citizens common stock and 25% were exchanged for cash, as required by the merger agreement.  The election deadline was 5:00 p.m., Eastern Time, on December 2, 2015.  Based on the 35,628 shares of FNB common stock outstanding at closing, the revised final election results are as follows:

•	the holders of 16,291 shares of FNB common stock (approximately 45.7% of outstanding shares) validly elected to receive stock;

•	the holders of 16,666 shares of FNB common stock (approximately 46.8% of outstanding shares) validly elected to receive cash; and

•	the holders of 2,671 shares of FNB common stock (approximately 7.5% of outstanding shares) did not make an election.

Applying the allocation and proration procedures specified in the merger agreement to these elections results:

•
FNB stockholders who made a valid stock election with respect to their shares of FNB common stock will receive 12.6000 shares of Citizens common stock for each of their shares, plus cash in lieu of any fractional share of Citizens common stock;

•
Cash elections were oversubscribed, so FNB stockholders who made a valid cash election with respect to their shares of FNB common stock will receive $630.00 per share in cash for approximately 53.4% of their shares and 12.6000 shares of Citizens common stock for each of their remaining shares, plus cash in lieu of any fractional share of Citizens common stock; and

•	FNB stockholders who made no election will receive 12.6000 shares of Citizens common stock for each of their shares, plus cash in lieu of any fractional share of Citizens common stock.

Cash in lieu of a fractional share of Citizens common stock will be paid based on a price of $46.93 per share of Citizens common stock.

FNB stockholders will receive a letter of transmittal in order to surrender their FNB stock certificates in exchange for the merger consideration to which each individual stockholder is entitled to receive.  FNB stockholders with questions regarding their individual election results should contact Citizens’ election/exchange agent, Broadridge Corporate Issuer Solutions, Inc., at 1-855-793-5068 (toll-free).

Citizens Financial Services, Inc. is the bank holding company for First Citizens Community Bank, a Pennsylvania-chartered commercial bank.  FCCB operates 25 full-service offices in Pennsylvania and New York.  For more information about Citizens and FCCB, visit its website at www.firstcitizensbank.com.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties.  Citizens undertakes no obligation to revise these forward-looking statements or to reflect changes in events or circumstances after the date of this press release.